Exhibit 4.4

                        FACE OF TREASURY PIES CERTIFICATE

        "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

NO. 1                                                     CUSIP NO. 065412 50 4
NUMBER OF TREASURY PIES 0

                                BANK UNITED CORP.
                                  TREASURY PIES

        This Treasury PIES Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury PIES set forth above. Each Treasury PIES consists of (i) a 1/20 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Bank United Corp., a Delaware corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

        Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury PIES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Treasury PIES.

        Each Purchase Contract evidenced hereby obligates the Holder of this Treasury PIES Certificate to purchase, and the Company, to sell, on August 16, 2002 (the "Purchase Contract Settlement Date"), at a price equal to $50 in cash (the "Stated Amount"), a number of Common Shares, par value $0.01 ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury PIES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

        The Company shall pay on each Payment Date in respect of each Purchase Contract evidenced hereby an amount (the "Contract Adjustment Payments") equal to (a) if a Reset Transaction has not occurred, 0.75% per annum of the Stated Amount or (b) following the occurrence of a Reset Transaction, the Adjusted Contract Adjustment Payment Rate related to such Reset Transaction until any such succeeding Reset Transaction shall occur (computed on the basis of (i) for any full quarterly period, a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, a 30-day month and for periods less than a month, the actual number of days elapsed per 30-day period), as the case may be. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury PIES Certificate (or a Predecessor Treasury PIES Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Treasury PIES Register.

        Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Treasury PIES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                         BANK UNITED CORP.


                         By:    /s/ Barry C. Burkholder
                                _______________________________
                                 Name:  Barry C. Burkholder
                                 Title: President


                        By:     /s/ Randolph C. Henson
                                _______________________________
                                Name:  Randolph C. Henson
                                Title: Secretary




                        HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                        By: THE FIRST NATIONAL BANK OF CHICAGO, not individually but solely as Attorney-in-Fact of such Holder


                        By:     /s/ Diane Swanson
                                _______________________________
                                Name:  Diane Swanson
                                Title: Assistant Vice President
Dated:  August 10, 1999

                      AGENT'S CERTIFICATE OF AUTHENTICATION

        This is one of the Treasury PIES referred to in the within-mentioned Purchase Contract Agreement.


                        By: THE FIRST NATIONAL BANK OF CHICAGO, as Purchase Contract Agent


                        By:     /s/ Diane Swanson
                                ____________________________
                                          Authorized Officer

                     (REVERSE OF TREASURY PIES CERTIFICATE)

        Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of August 10, 1999 (as may be supplemented from time to time, the "Purchase Contract Agreement") between the Company and The First National Bank of Chicago, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Treasury PIES Certificates are, and are to be, executed and delivered.

        Each Purchase Contract evidenced hereby obligates the Holder of this Treasury PIES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price") a number of shares of Common Stock of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $44.9250 (the "Threshold Appreciation Price"), 1.11297 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $37.4375, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and
(c) if the Applicable Market Amount is less than or equal to $37.4375, then
1.33556 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

        Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Treasury PIES to purchase at the Purchase Price for cash, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

        The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the 20 Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the (i) closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the Nasdaq National Market on such date, (ii) if the Common Stock is not listed for trading on the Nasdaq National Market on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, (iii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (iv) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

        In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury PIES shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement or an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury PIES equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury PIES who does not effect, on or prior to 11:00 a.m. New York City time on the Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

        The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

        Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Treasury PIES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury PIES. A Treasury PIES shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury PIES, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        The Treasury PIES Certificates are issuable only in registered form and only in denominations of a single Treasury PIES and any integral multiple thereof. The transfer of any Treasury PIES Certificate will be registered and Treasury PIES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury PIES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Preferred Stock for Treasury Securities, thereby recreating Corporate PIES, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury PIES remains in effect, such Treasury PIES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury PIES in respect of the Treasury Security and the Purchase Contract constituting such Treasury PIES may be transferred and exchanged only as a Treasury PIES. A Holder of Treasury PIES may recreate Corporate PIES by delivering to the Collateral Agent Preferred Stock with an aggregate liquidation preference equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as an "Corporate PIES." Such substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased; provided, however, this Treasury PIES Certificate shall not represent more than 2,000,000 Treasury PIES. All such adjustments to the equivalent aggregate principal amount of this Treasury PIES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

        A Holder of a Corporate PIES may recreate a Treasury PIES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate liquidation preference of the Pledged Preferred Stock in exchange for the release of such Pledged Preferred Stock in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Treasury PIES may be effected only in multiples of 20 Corporate PIES for 20 Treasury PIES.

        The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury PIES Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Treasury PIES Register.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Treasury PIES Register. Upon the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

        Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early (an "Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Treasury PIES the Holder of this Treasury PIES Certificate shall deliver this Treasury PIES Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) $50 times
(B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury PIES as to which Early Settlement is effected equal to 1.11297 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

        Upon registration of transfer of this Treasury PIES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury PIES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

        The Holder of this Treasury PIES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Treasury PIES evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury PIES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

        The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Treasury PIES Certificate is registered as the owner of the Treasury PIES evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments, performance of the

Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

        The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

        A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -                                  as tenants in common

UNIF GIFT MIN ACT -                        ---------------Custodian-------------
                                           (cust)                        (minor)

                                           Under Uniform Gifts to Minors Act of
                                           ----------------------------------

TEN ENT -                                  as tenants by the entireties


JT TEN -                                   as joint tenants with right of
                                           survivorship and not as
                                           tenants in common

Additional abbreviations may also be used though not in the above list.

                            -------------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________
________________________________________________________________________

 (Please insert Social Security or Taxpayer I.D. or other Identifying
                              Number of Assignee)
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
        (Please Print or Type Name and Address Including Postal Zip
                               Code of Assignee)

the within Treasury PIES Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney to transfer said Treasury PIES Certificates on the books of Bank United Corp. with full power of substitution in the premises.



Dated: ___________________             _______________________________________
                                              Signature

                            NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury PIES
                            Certificates in every particular,
                            without alteration or enlargement
                            or any change whatsoever.

Signature Guarantee: ___________________________________

                             SETTLEMENT INSTRUCTIONS

        The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury PIES evidenced by this Treasury PIES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: _______________________           ____________________________________
                                         Signature
                                         Signature Guarantee: _______________
                                        (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other
than the Holder, please (i)                REGISTERED HOLDER
print such Person's name and address
and (ii) provide a guarantee of your
signature:

                                     Please print name and address of
                                     Registered Holder:


---------------------------              -----------------------------
                Name                                       Name

---------------------------              -----------------------------
               Address                                    Address

---------------------------              -----------------------------

---------------------------              -----------------------------

---------------------------              -----------------------------

Social Security or other
Taxpayer Identification                 _____________________________________
Number, if any

                            ELECTION TO SETTLE EARLY

        The undersigned Holder of this Treasury PIES Certificate irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury PIES evidenced by this Treasury PIES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Treasury PIES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury PIES Certificate representing any Treasury PIES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: ______________________                 ______________________________
                                                          Signature


Signature Guarantee: _____________________________________

        Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:



If shares of Common Stock of Treasury
PIES Certificates                            REGISTERED HOLDER
are to be registered in the name of
and delivered to and  Pledged Treasury
Securities are to be transferred to a
Person other than the Holder, please
print such Person's name and address:

                                           Please print name and
                                           address of Registered Holder:

--------------------------                 -------------------------------
               Name                                      Name

--------------------------                 -------------------------------
              Address                                   Address

--------------------------                 -------------------------------

--------------------------                 -------------------------------

--------------------------                 -------------------------------


Social Security or other
Taxpayer Identification
Number, if any                           _____________________________________


Transfer Instructions for Pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                   The following increases or decreases in this Global Certificate have been made:



         Date             Amount of decrease     Amount of increase       Number of PIES          Signature of
                           in Number of PIES      in Number of PIES      evidenced by this     authorized officer
                           evidenced by the       evidenced by the      Global Certificate        of Trustee or
                          Global Certificate     Global Certificate       following such      Securities Custodian
                                                                       decrease or increase

        ---------         -------------------    -----------------     ---------------------   ---------------------

